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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of Report: (Date of earliest event reported): SEPTEMBER 12, 1997
                                                        -------------------

                             TPI ENTERPRISES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     NEW JERSEY                  0-7961                     22-1899681
  -----------------         -----------------            -----------------
  (State or other           (Commission File               (IRS Employer
  jurisdiction of                Number)                 Identification No.)
  incorporation)

           P.O. BOX 382460
        GERMANTOWN, TENNESSEE                              38183-2460
 ----------------------------------------                  ----------
 (Address of principal executive offices)                  (Zip Code)

                                 (901) 752-3889
               --------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.           OTHER EVENTS.

Stock Transfer Books

                  TPI Enterprises, Inc. (the "Company") closed its stock transfer books and other records, effective as of the close of business on August 21, 1997. No further trading of shares of common stock of the Company will be allowed from and after August 21, 1997, and all shares of the Company's common stock then outstanding, as reflected on the Company's stock transfer books, will represent only the right to receive a pro rata portion of the assets distributed in liquidation.

Initial Cash Distribution

                  On August 21, 1997, the Company distributed all of its assets and liabilities to a liquidating trust. After reviewing the assets and liabilities of the liquidating trust, the trustees authorized an initial distribution of approximately $4,856,000, or $.235 in cash per share of common stock, which represented substantially all of the assets of the liquidating trust, less a reserve for known or anticipated liabilities, including a holdback of up to approximately $210,000, or $.235 in cash per share of common stock underlying derivative securities, for the benefit of holders of derivative securities of the Company. The initial cash distribution was paid on September 12, 1997 to shareholders of record as of the close of business on August 21, 1997.

                  The liquidating trust will continue to hold assets as a reserve against certain claims, including claims made by the holders of derivative securities, as a result of current tax audits and other known or anticipated liabilities, through the termination of the liquidating trust. It is currently anticipated that complete liquidation of the liquidating trust will occur in January 1999. At that time, the remaining assets, if any, in the liquidating trust not required to satisfy obligations will be distributed to the holders of record of the common stock of the Company as of the close of business on August 21, 1997. It is currently anticipated that there will be no more than a nominal amount of cash, if any, to distribute at that time.


                                       2

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TPI ENTERPRISES, INC.

                                      By:  TPI Enterprises Liquidating Trust


                                      By:   /s/ Frederick W. Burford
                                            -----------------------------
                                            Frederick W. Burford, Trustee


Date:    September 17, 1997